Exhibit 99.1

NuPathe Announces Closing of $28 Million Private Placement and Changes to its Board of Directors

CONSHOHOCKEN, PA — October 23, 2012 — NuPathe Inc. (NASDAQ:PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, today announced the closing of its previously disclosed $28 million sale of securities. The securities were sold as units, each consisting of 1/1,000th of a share of newly designated Series A preferred stock and a warrant to purchase one share of the Company’s common stock. The purchase price per unit was $2.00.  Leerink Swann LLC acted as lead placement agent and MTS Securities, LLC acted as co-placement agent in connection with the financing.

In addition, NuPathe announced that, in conjunction with the financing, James A. Datin, Executive Vice President and Managing Director, and Brian J. Sisko, Senior Vice President and General Counsel at Safeguard Scientifics, Inc. (NYSE:SFE), along with Richard S. Kollender, Partner at Quaker Partners Management, L.P. were appointed to NuPathe’s Board of Directors. Jeanne Cunicelli, Investment Partner at Bay City Capital LLC, and Dr. Gary Kurtzman, Senior Vice President and Managing Director at Safeguard, resigned from the board.

“We welcome Jim, Brian and Richard to our Board, and expect their significant industry and business expertise to be strong assets for NuPathe as we work to obtain approval for Zecuity™, seek a commercial partner, and conduct pre-launch activities for this valuable new treatment,” said Armando Anido, Chief Executive Officer at NuPathe. “We also thank Jeanne and Gary for their valuable contributions to the company.”

Jim Datin is currently Executive Vice President and Managing Director at Safeguard Scientifics, a growth capital provider to life sciences and technology companies. Jim brings to the NuPathe board more than 25 years of experience as a successful CEO, who has raised capital for entrepreneurs to grow companies, and has turned around troubled companies throughout the United States, Europe and Asia. At Safeguard, Jim leverages this expertise to drive partnership opportunities for both life science and technology partner companies, and has earned a multinational track record of success. Prior to Safeguard, Jim was CEO of Touchpoint Solutions; Group President of Dendrite International; Group Director, Corporate Business Strategy and Planning at GlaxoSmithKline (NYSE:GSK); CEO of Isuta Holdings Berhad; and Director, International Business at Baxter International, Inc. (NYSE:BAX)/Merck KGaA. Jim currently serves on the board of directors of NovaSom, Putney, Hepatitis B Foundation, and the University City Science Center.

Richard Kollender is a partner at Quaker Partners, a venture capital and growth equity firm with a focus on the life sciences industry.  Prior to joining Quaker Partners in 2003, Richard held positions in sales, marketing and worldwide business development at GlaxoSmithKline. Richard also served as investment manager at S.R. One where he evaluated potential investment opportunities, performed due diligence, structured and negotiated investments and worked with management teams to execute their strategies following investment. Prior to GlaxoSmithKline, Richard was a CPA with KPMG Peat Marwick with an emphasis on the healthcare and emerging businesses sectors. Richard currently serves on the board of directors of Insmed (NASDAQ:INSM), Precision Therapeutics, Rapid Micro Biosystems, and Celator Pharmaceuticals.  Richard was previously a member of the board of directors of NuPathe from 2007 to 2011.

Brian Sisko is currently Senior Vice President and General Counsel at Safeguard Scientifics. Brian has over 25 years of experience working with start-up and development-stage companies in various positions, including external legal counsel, internal counsel, executive officer, investor and consultant. Prior to joining Safeguard in 2007, Brian worked with Traffic.com where he was Senior Vice President and General

Counsel. Previously, Brian was Chief Operating Officer of Halo Technology Holdings. Prior to that, he held a variety of positions in the venture capital and legal fields.  Currently, Brian serves on the board of directors of AdvantEdge Healthcare Solutions, NovaSom, and Penn Mezzanine.

The securities offered and sold by NuPathe in the above referenced private placement financing have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements.

About NuPathe

NuPathe Inc. is a specialty pharmaceutical company focused on innovative neuroscience solutions for diseases of the central nervous system including neurological and psychiatric disorders. NuPathe’s lead product candidate, Zecuity™ (previously referred to as Zelrix or NP101) is an active, single-use, transdermal sumatriptan patch being developed for the treatment of migraine. In addition to Zecuity, NuPathe has two proprietary product candidates based on its LAD™, or Long-Acting Delivery, biodegradable implant technology that allows delivery of therapeutic levels of medication over a period of months with a single dose. NP201, for the continuous symptomatic treatment of Parkinson’s disease, utilizes a leading FDA-approved dopamine agonist, ropinirole, and is being developed to provide up to two months of continuous delivery. NP202, for the long-term treatment of schizophrenia and bipolar disorder, is being developed to address the long-standing problem of patient noncompliance by providing three months of continuous delivery of risperidone, an atypical antipsychotic. NuPathe is actively seeking partnerships to maximize the commercial potential for its product candidates in the U.S. and territories throughout the world.

For more information about NuPathe, please visit our website and our blog at www.nupathe.com. You can also follow us on StockTwits (stocktwits.nupathe.com),

Twitter (twitter.nupathe.com), SlideShare (slideshare.nupathe.com) and LinkedIn (linkedin.nupathe.com).

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the approval of Zecuity; pre-launch activities for Zecuity; partnering plans for NuPathe’s product candidates; the potential benefits of, and commercial opportunity for, NuPathe’s product candidates; and other statements relating to NuPathe’s future operations, performance, financial condition, beliefs, plans or objectives.

Forward-looking statements are based upon NuPathe’s current expectations, plans and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and events to differ materially and adversely from those indicated by such statements including, among others: NuPathe’s ability to obtain FDA approval of Zecuity; the extent to which the FDA may request or require additional information, studies or redesign of Zecuity and the costs and time required to complete such activities; varying interpretation of study and market data; and the other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors” and elsewhere in such report, which is available on NuPathe’s website at www.nupathe.com in the “Investor Relations — SEC Filings” section. While NuPathe may update certain forward-looking statements and Risk Factors from time to time, NuPathe specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

Contact Information:

John Woolford

Westwicke Partners, LLC

(443) 213-0506

john.woolford@westwicke.com

Keith A. Goldan

Vice President & Chief Financial Officer

NuPathe Inc.

(484) 567-0130

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